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                                                                 Exhibit (d)(17)


                                POWER OF ATTORNEY

     The undersigned hereby makes, constitutes and appoints Humayun Shahryar and Syed Arif Masood Naqvi (each an "ATTORNEY IN FACT", collectively the "ATTORNEYS IN FACT"), and each of them, with full power of substitution, the true and lawful attorney in fact for the undersigned, in the undersigned's name, place and stead and on the undersigned's behalf, to complete, execute and file with the United States Securities and Exchange Commission (the "COMMISSION"), a statement on Schedule TO and Schedule 13E-3 and any and all amendments thereto pursuant to Sections 14(d)(1) and 13(e)(3) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and any other forms, certificates, documents or instruments that any of the Attorneys in Fact deems necessary or appropriate in order to enable the undersigned to comply with the requirements of said Sections 14(d)(1) and 13(e)(3) and said rules and regulations.

     This Power of Attorney shall remain in effect for a period of one year from the date hereof or until such earlier date as a written revocation thereof is filed with the Commission.


                                            Champa Co-Investors (Cayman) Limited
Dated: January 29, 2002
                                            By:   /s/ Arif Naqvi
                                                  ------------------------------
                                            Name: Arif Naqvi
                                                  ------------------------------
                                            Title:Director
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